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                                                                    EXHIBIT 23.4



The Board of Directors
Cereus Technology Partners, Inc.:

We consent to the use of our report dated February 19, 1999 (except for note 3, for which the date is March 31, 2000) incorporated by reference in this registration statement on Form S-3 from the Form 8-K of Eltrax Systems, Inc. dated August 30, 2000 and to the reference to our firm under the heading "Experts" in the prospectus.



Moore Stephens Frost, PLC
Little Rock, Arkansas
September 1, 2000